UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 15, 2017

AVRA MEDICAL ROBOTICS, INC.

(Exact name of registrant as specified in charter)

Florida

(State or other jurisdiction of incorporation)

333-216054	47-3478854
(Commission File Number)	(IRS Employer Identification No.)

3259 Progress Drive, Suite 112A, Orlando, FL 32826
(Address of principal executive offices and zip code)

(407) 956-2250
(Registrant’s telephone number including area code)

3259 Progress Drive, Suite 126, Orlando, FL 32826
Former Name or Former Address (If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

When used in this Current Report on Form 8-K, unless otherwise indicated, the terms “AVRA,” “the Company,” “we,” “us” and “our” refer to AVRA medical Robotics, Inc.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 15, 2017 (the “Effective Date”), Farhan Taghizadeh, M.D., who has served as a member of our medical advisory board since October 1, 2016, was appointed our Chief Medical Officer. In connection therewith, on the Effective Date, Dr. Taghizadeh was issued a grant of 20,000 “restricted” shares of AVRA common stock under the Company’s 2016 Incentive Stock Plan (the “Plan”) and he will receive a grant of 5,000 “restricted” shares of common stock under the Plan for each subsequent month during which he serves as Chief Medical Officer.

Farhan Taghizadeh, M.D., 45, received his undergraduate degree from Yale University and attended medical school at Penn State University. He completed his residency at the University of Rochester in Rochester, New York and his post-residency fellowship at the University of Bern, Switzerland. Dr. Taghizadeh has authored numerous publications and received many honors. He is certified by the American Board of Otolaryngology-Head and Neck Surgery.  Dr. Taghizadeh is an expert in facial rejuvenation, having performed over 3,000 face lifts and thousands of laser procedures. He has authored numerous publications, spoken at many national meetings, and has been involved as a consultant and luminary with various companies in the facial aesthetic arena. Dr. Taghizadeh holds various patents in the field of personalized skincare and automated aesthetic devices. He completed the FDA studies for the Vivace, an advanced RF Microneedling technology, and in 2015, founded Aesthetics Biomedical, a thought leader in the innovation of treatment serums, masks, numbing cream and recovery agents to optimize the results of the treatments they design. In 2014, Dr. Taghizadeh co-founded Omni Bioceutical Innovations, an innovative skin treatment and care solutions company, which was a presenter at MEIDAM in 2017. Dr. Taghizadeh also founded Amnioaesthetics, a company launched in 2016, which is dedicated to advancing amniotic products in the space of regenerative skin and hair care. He has also served as the Chief Medical Director of Arizona Facial Plastics since 2016.  Dr. Taghizadeh’s interest in robotics stems from his 2013 publication outlining the steps to use robots to conduct facial cosmetic procedures. His recent research focuses on advancing various laser applications, robotics and personalized skincare solutions.

Item 8.01	Other Events.

On September 21, 2017, we issued a press release updating our shareholders and the investment community with respect to a number of recent events which have raised AVRA’s visibility in the medical robotics field.

A copy of the Company’s press release dated September 21, 2017, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No	Description

99.1	Press Release Dated September 21, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVRA MEDICAL ROBOTICS, INC.

Date: September 27, 2017	By:	/s/ Barry F. Cohen
Barry F. Cohen, Chief Executive Officer
(Principal Executive Officer)